REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Shareholders and Board of Trustees
Northern Lights Fund Trust II
Omaha Nebraska 68130


In planning and performing our audit of the financial
statements of North Star Opportunity Fund North Star
Micro Cap Fund and North Star Dividend Fund (the Funds)
each a series of Northern Lights Fund Trust II as
of and for the year ended November 30 2013 in accordance
with the standards of the Public Company Accounting
Oversight Board (United States) we considered the Funds
internal control over financial reporting including
controls over safeguarding securities as a basis for
designing our auditing procedures for the purpose of
expressing our opinion on the financial statements and
to comply with the requirements of Form N-SAR but not
for the purpose of expressing an opinion on the
effectiveness of the Funds internal control over
financial reporting.   Accordingly we express no
such opinion.

The management of the Funds is responsible for
establishing and maintaining effective internal
control over financial reporting.   In fulfilling
this responsibility estimates and judgments by
management are required to assess the expected
benefits and related costs of controls. A companys
internal control over financial reporting is a
process designed to provide reasonable assurance
regarding the reliability of financial reporting
and the preparation of financial statements for
external purposes in accordance with generally
accepted accounting principles.   A companys
internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the company (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations internal control over
financial reporting may not prevent or detect
misstatements.   Also projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees in the normal course of performing their assigned functions to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over
financial reporting was for the limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in internal
control that might be material weaknesses under
standards established by the Public Company Accounting
Oversight Board (United States).   However we noted
no deficiencies in the Funds internal control over financial reporting and their operation including controls over safeguarding securities that we consider to be material weaknesses as defined above as of November 30 2013.

This report is intended solely for the information and use of management the Board of Trustees of the Northern Lights Fund Trust II and the Securities and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




TAIT WELLER & BAKER LLP
Philadelphia Pennsylvania
January 29 2014